Exhibit 99.1

Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX ANNOUNCES FIRST QUARTER FISCAL 2007 EARNINGS

SAN JOSE, CA, JULY 25, 2006 — Xilinx, Inc. (Nasdaq: XLNX) today announced net revenues of $481.4 million in the first quarter of fiscal 2007, up 2% sequentially from the prior quarter and up 19% from the same quarter a year ago. First quarter net income of $82.8 million, or $0.24 per diluted share, included stock-based compensation of $26.8 million. The Company began expensing stock options in the first quarter of fiscal 2007 and, therefore, equivalent stock-based compensation expense was not reflected in the year-ago period when the Company earned $76.8 million, or $0.21 per diluted share.

Included in our results is a $1.5 million charge related to minor differences between approval documentation and certain recorded stock option grant dates. This one time charge was not material to any particular quarter in the Company’s history, and thus there is no restatement to the Company’s financial statements. The company has in nearly all cases followed a policy of issuing its stock options on pre-set dates. The investigation into our stock option practices is not yet complete. We anticipate its completion prior to filing the Company’s Form 10-Q for the first quarter of fiscal 2007.

Xilinx also announced that its Board of Directors declared a quarterly cash dividend of $0.09 per outstanding share of common stock, payable on September 6, 2006 to all stockholders of record at the close of business on August 16, 2006.

Additional first quarter comparisons are represented in the chart below.

GAAP Results
(In millions, except EPS)

				Growth Rates
	Q1 FY 2007	Q4 FY 2006	Q1 FY 2006	Q-T-Q	Y-T-Y
Net revenues	$481.4	$472.3	$405.4	2%	19%
Operating income	$93.8	$119.4	$90.5	-21%	4%
Net income	$82.8	$110.7	$76.8	-25%	8%
Diluted earnings per share	$0.24	$0.32	$0.21	-25%	14%

Results excluding the effects of stock-based compensation
(In millions, except EPS)

				Growth Rates
	Q1 FY 2007	Q4 FY 2006	Q1 FY 2006	Q-T-Q	Y-T-Y
Net revenues	$481.4	$472.3	$405.4	2%	19%
Operating income	$122.1	$119.4	$90.5	2%	35%
Net income	$105.5	$110.7	$76.8	-5%	37%
Diluted earnings per share	$0.30	$0.32	$0.21	-6%	43%

Wireless infrastructure sales drove the increase in the Communications segment during the quarter. Sales from wireless customers were particularly strong in Europe, more than offsetting weakness in wireless applications in Japan. Sales from the Industrial and Other category increased 1% sequentially as strength from defense and industrial, scientific and medical applications offset weakness in test and measurement applications.

Business Review — March Quarter FY07

•                     Total inventory days at Xilinx and distribution were 117 days, down from 134 days last quarter.

•                     Accounts receivable days sales outstanding were 29, down from 37 in the prior quarter.

•                     Capital expenditures and depreciation were both $13 million.

Net Revenues by Geography:

	Percentages			Growth Rates
	Q1 FY 2007	Q4 FY 2006	Q1 FY 2006	Q-T-Q	Y-T-Y
North America	39%	41%	41%	-1%	15%
Europe	24%	22%	20%	10%	42%
Japan	11%	14%	14%	-18%	-7%
Asia Pacific/ROW	26%	23%	25%	12%	21%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q1 FY 2007	Q4 FY 2006	Q1 FY 2006	Q-T-Q	Y-T-Y
Communications	49%	48%	51%	3%	13%
Consumer & Automotive	15%	15%	14%	2%	31%
Industrial & Other	26%	27%	22%	1%	43%
Storage & Servers	10%	10%	13%	-3%	-13%

Net Revenues by Product*:

	Percentages			Growth Rates
	Q1 FY 2007	Q4 FY 2006	Q1 FY 2006	Q-T-Q	Y-T-Y
New	39%	37%	27%	8%	78%
Mainstream	43%	43%	51%	1%	-2%
Base	12%	14%	16%	-12%	-8%
Support	6%	6%	6%	1%	7%

*                    Products are classified as follows:

New products: Virtex™-5, Virtex-4, Virtex-II Pro, Spartan™-IIE, Spartan-3, Spartan-3E, Easypath™ and CoolRunner™- II products

Mainstream products: Virtex-II, Spartan-II, Spartan-XL, CoolRunner, Virtex-E and Virtex products

Base products: XC3000, XC3100, XC4000, XC4000XL, XC4000XLA, XC4000XV, XC4000E, XC4000EX, XC5200, XC9500, XC9500XL, XC9500XV and Spartan products

Support products: Configuration solutions, HardWire, Software & Support/Services

Highlights — June quarter fiscal 2007:

•                     On May 15, 2006, Xilinx announced initial shipments of Virtex-5 LX FPGAs, the first of four domain-optimized platforms in its new 65-nanometer (nm) Virtex-5 field programmable gate array (FPGA) family. Key design team innovations in process technology, architecture and product development methodology have led to considerable performance and density gains over previous generation 90-nm FPGAs — while reducing

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dynamic power consumption and consuming less silicon area. Delivery of new Virtex-5 family FPGAs has commenced with the availability of the initial LX devices, and will continue through the first half of 2007.

•                     In June, Xilinx announced immediate availability of the 8.2i Integrated Software Environment (ISE™) tool suite, the latest release of its widely-used design solution, now supporting the Company’s newest line of 65nm Virtex-5 domain-optimized FPGAs. The ISE 8.2i design environment enables 30 percent faster performance and includes additional features to leverage the performance and power advantages of Virtex-5 devices.

Business Outlook — September Quarter FY07

•                     Revenues expected to be flat to down 5% sequentially.

•                     Gross margin expected to be 61% to 62%, including approximately $3 million of stock-based compensation charges.

•                     R&D and SG&A expenses are expected to increase 2% sequentially, including approximately $22 million of stock-based compensation.

•                     Other income expected to be approximately $20 million.

•                     Tax rate is expected to be approximately 24%.

•                     Fully diluted share count expected to decrease to approximately 345 million shares.

Business Update — September Quarter FY07

The Company expects to issue a second quarter business update press release after the market closes on Wednesday, September 13, 2006. Financial guidance to the investment community will be limited to the points mentioned in the business update document. Please sign up for a push email alert, which is available from our investor relations web site at http://www.investor.xilinx.com.

This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, customer acceptance of our new products, the ability of our customers to manage their inventories, a high dependence on turns business, higher-than-anticipated product delinquencies, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to secure meaningful wafer capacity from our suppliers, our ability to secure adequate test, packaging and assembly capacity from our suppliers, our ability to successfully manage production at multiple foundries, variability in wafer pricing, and other risk factors listed in our most recent Form 10-K.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.

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XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (In thousands, except per share amounts)

	Three Months Ended
	July 1,	July 2,	April 1,
	2006	2005	2006
Net revenues	$481,362	$405,379	$472,337
Cost of revenues	192,059	158,482	178,193
Gross margin	289,303	246,897	294,144

Operating expenses:
Research and development	97,582	78,704	86,396
Selling, general and administrative	94,418	75,987	81,888
Amortization of acquisition-related intangibles	2,031	1,756	1,929
Stock-based compensation related to prior years	1,489	—	—
Write-off of acquired in-process research and development	—	—	4,500
Total operating expenses	195,520	156,447	174,713

Operating income	93,783	90,450	119,431
Impairment loss on investments	(437)	—	(1,418)
Interest income and other, net	14,841	9,343	9,762
Income before income taxes	108,187	99,793	127,775
Provision for income taxes	25,391	22,952	17,034
Net income	$82,796	$76,841	$110,741

Basic net income per common share	$0.24	$0.22	$0.32
Diluted net income per common share	$0.24	$0.21	$0.32
Cash dividends declared per common share	$0.09	$0.07	$0.07

Common and equivalent shares used in computing net income per share amounts:
Basic	341,853	350,705	344,683
Diluted	348,988	358,038	350,241

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	July 1,	April 1,
	2006	2006
	(Unaudited)	(1)

ASSETS
Current assets
Cash, cash equivalents and short-term investments	$1,033,378	$984,917
Investment in United Microelectronics Corporation, current portion	35,643	37,285
Accounts receivable, net	152,214	194,205
Inventories	194,640	201,029
Deferred tax assets and other current assets	254,958	230,812
Total current assets	1,670,833	1,648,248

Net property, plant and equipment	358,531	358,257
Long-term investments	585,853	616,296
Investment in United Microelectronics Corporation, net of current portion	228,674	239,209
Other assets	285,695	311,537
Total Assets	$3,129,586	$3,173,547

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$205,543	$218,466
Deferred income on shipments to distributors	103,141	126,558
Total current liabilities	308,684	345,024

Deferred tax liabilities	97,842	92,153

Other long-term liabilities	8,806	7,485

Stockholders’ equity	2,714,254	2,728,885
Total Liabilities and Stockholders’ Equity	$3,129,586	$3,173,547

(1)             Derived from audited financial statements

Xilinx, Inc.
RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
( In thousands, except per share amounts)

Three Months Ended
July 1,
2006
(Unaudited)

GAAP OPERATING INCOME	$93,783
Adjustment for stock-based compensation within:
Cost of revenues	3,642
Research and development	12,364
Selling, general and administrative	10,802
Stock-based compensation related to prior years	1,489
NON-GAAP OPERATING INCOME	$122,080

GAAP NET INCOME	$82,796
Adjustment for stock-based compensation within:
Cost of revenues	3,642
Research and development	12,364
Selling, general and administrative	10,802
Stock-based compensation related to prior years	1,489
Provision for income taxes	(5,571)
NON-GAAP NET INCOME	$105,522

GAAP DILUTED NET INCOME PER COMMON SHARE	$0.24
Adjustment for stock-based compensation	0.06
NON-GAAP DILUTED NET INCOME PER COMMON SHARE	$0.30

NON-GAAP DILUTED SHARES	346,648

GAAP GROSS MARGIN PERCENTAGE	60.1%
Adjustment for stock-based compensation	0.8%
NON-GAAP GROSS MARGIN PERCENTAGE	60.9%

GAAP OPERATING MARGIN PERCENTAGE	19.5%
Adjustment for stock-based compensation	5.9%
NON-GAAP OPERATING MARGIN PERCENTAGE	25.4%

GAAP NET MARGIN PERCENTAGE	17.2%
Adjustment for stock-based compensation	4.7%
NON-GAAP NET MARGIN PERCENTAGE	21.9%

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains non-GAAP financial measures that exclude the effects of stock-based compensation and the requirements of Statement of Financial Accounting Standards No. 123(R), “Share-based Payment” (SFAS 123(R)). The non-GAAP financial measures used by management and disclosed by the Company exclude the statement of income effects of all forms of stock-based compensation and the effects of SFAS 123(R) upon the number of diluted shares used in calculating non-GAAP net income per share. These non-GAAP financial measures are not in accordance with or an alternative for GAAP measures and may be different from, and therefore not comparable to, non-GAAP measures used by other companies. The Company has provided reconciliations of the non-GAAP measures to the most directly comparable GAAP measures. Xilinx believes that the presentation of these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures and our reconciliations, provides useful information to management and investors regarding financial and business trends relating to Xilinx’s financial condition and results of operations. For additional information regarding these non-GAAP financial measures and their use by Company management, see the Form 8-K dated July 25, 2006 that Xilinx has filed with the SEC.